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                                  AMERICAN HONDA FINANCE CORPORATION

                      MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  June 1,  through June 30, 2000

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                      $1,080,049,608.67
(B) Class A Certificate Ownership Interest of the Trust                                       93.75%
(C) Original Class A Certificate Balance                                          $1,012,546,508.13
(D) Class A Certificate Rate                                                                   5.85%
(E) Original Class B Certificate Balance                                             $67,503,100.54
(F) Class B Certificate Rate                                                                   5.85%
(G) Servicing Fee Rate                                                                         1.00%
(H) Original Weighted Average Coupon (WAC)                                                     7.59%
(I) Original Weighted Average Remaining Term (WAM)                                            42.14 months
(J) Number of Contracts                                                                      90,365
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                             0.15%
    (ii)   Reserve Fund Initial Deposit                                               $1,620,074.41
    (iii)  Specified Reserve Fund Balance Percent                                              0.75%
    (iv)   Specified Reserve Fund Balance                                             $8,100,372.07
    (v)    Reserve Fund Floor Percent                                                          1.50%
    (vi)   Reserve Fund Floor Amount                                                 $16,200,744.13
    (vii)  Reserve Fund Floor Trigger Amount                                        $324,014,882.40
    (viii)  Reserve Fund Ceiling Amount                                              $32,401,488.24
(L)  Original Yield Supplement Deposit                                               $11,931,514.53
(M)  Original Letter of Credit Amount                                                $84,000,000.00



B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                                      108,195,338.03
(B) Total Portfolio Pool Factor                                                           0.1001763
(C) Class A Certificate Balance                                                      101,433,129.40
(D) Class A Principal Factor                                                              0.1001763
(E) Class B Certificate Balance                                                       $6,762,208.63
(F) Reserve Fund Balance                                                              11,749,453.85
(G) Outstanding Interest Advance                                                         579,884.80
(H) Payahead Account Balance                                                             638,150.54
(I) Cumulative Net Losses for All Prior Periods                                        7,684,856.02
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                       8.82%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                              17.88 months
(L) Number of Contracts                                                                      25,761
(M) Yield Supplement Balance                                                              55,904.94


C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                              1,938,106.90
    (ii)  Prepayments in Full                                                          1,032,342.01
    (iii) Prepayments in Full Due to Repurchases                                              $0.00
(B) Precomputed Contracts Total Collections                                            3,208,262.46
(C) Simple Interest Contracts
    (i)   Collected Principal                                                          7,507,573.06
    (ii)  Collected Interest                                                             595,079.96
    (iii) Repurchased Receivables Principal                                                    0.00
    (iv)  Repurchased Receivables Interest                                                     0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                              213,212.34
    (ii) Current Advance Amount                                                          166,542.53

(E) Interest Advance for Simple Interest - Net (If positive, Additional Adva                   0.00

(F) Payahead Account
    (i)  Payments Applied                                                                159,533.42
    (ii) Additional Payaheads                                                            127,514.29
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                       8.85%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                          17.31 months
(I) Remaining Number of Contracts                                                            23,342

(J) Delinquent Contracts                                   Contracts                          Amount

    (i)   31-60 Days Delinquent                                 538    2.30%             $2,460,557  2.52%
    (ii)  61-90 Days Delinquent                                 109    0.47%                493,014  0.50%
    (iii) Over 90 Days Delinquent                                30    0.13%                123,355  0.13%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                                   0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                      62,427.08
(C) Investment Income on Yield Supplement Balance                                            368.33
(D) Aggregate Net Losses for Collection Period                                           (60,078.49)
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                                83,725.45
    (ii)  Net Liquidation Proceeds Received During the Collection Period                  38,129.47
    (iii) Recoveries on Previously Liquidated Contracts                                  105,674.47
(F) Number of Vehicles Repossessed During the Collection Period                                  11


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                                  AMERICAN HONDA FINANCE CORPORATION

                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  June 1,  through June 30, 2000
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii+C(C)i)              10,478,021.97
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(C)ii - C(D)i + ii))             786,223.70
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                             143,803.94
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                                     0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                                 0.00

(F) Total Collections (A+B+C+D+E)                                                     11,408,049.61
(G) Net Simple Interest Advance Amount  (C(E))                                                 0.00

(H) Total Collections and Advances (F+G)                                              11,408,049.61

(I) Yield Supplement Deposit                                                               6,816.25

(J) Total Available Amount (F+G+H)                                                    11,414,865.86


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))                        10,478,021.97
(B) Principal on Repurchased Contracts (I(D))                                                  0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                             83,725.45

(D) Total Principal Reduction (A+B+C)                                                 10,561,747.42

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)/12*B(C))                                494,486.51
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                             9,901,638.21

    (iii) Total Distributable Amount (i+ii)                                           10,396,124.72

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)/12*B(E))                                 32,965.77
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                                     660,109.21

    (iii) Total Distributable Amount (i+ii)                                              693,074.98

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                                       90,162.78
    (ii)  Class A Amount (II(E)iii)                                                   10,396,124.72
    (iii) Class B Amount (II(F)iii)                                                      693,074.98
    (iv)  Deposit to Reserve Fund (If Positive, the lesser of (IV(H)-(A)) an             235,503.38
    (v) Excess Amount after Distribution of (i)-(iv) (I(J)-(II(G)i+ii+iii+iv                   0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                                   11,414,865.86

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                               0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(H))             11,414,865.86


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                                    Beginning                         End
                                                    of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                         108,195,338.03                   97,633,590.61
    (ii)  Total Pool Factor                               0.1001763                       0.0903973
    (iii) Class A Certificate Balance                101,433,129.40                   91,531,491.20
    (iv)  Class A Principal Factor                        0.1001763                       0.0903973
    (v)   Class B Certificate Balance                  6,762,208.63                    6,102,099.41

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                        8.82%                           8.85%
    (ii)  Weighted Average Remaining Maturity                  17.88 months                    17.31 months
    (iii) Remaining Number of Contracts                       25,761                          23,342


(C) Outstanding Advance Amount                          $579,884.80                     $533,214.99

(D) Outstanding Payahead Balance                        $638,150.54                     $606,131.41





IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                            $11,749,453.85
(B) Draw for Servicing Fee (if Positive (II(G)I-I(J))                                         $0.00
(C) Draw for Class A Distributa(If Positive ((II(E)iii+(G)i)-I(H)))                           $0.00
(D) Draw for Class B Distributable Amount and Servicing Fee (If Positive ((I                  $0.00
(E) Amount Available for Deposit to the Reserve Fund (If Positive (I(J) - (I            $235,503.38
(F) Reserve Fund Balance Prior to Release (IV(A-B-C-D+E))                             11,984,957.23

(G) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                          16,200,744.13

(H) Reserve Fund Release to Seller (If Positive (F-G))                                        $0.00
(I) Ending Reserve Fund Balance (G-H)                                                $11,984,957.23






V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                                           $55,904.94
(B) Investment Earnings                                                                     $368.33
(C) Additional Yield Supplement Amounts                                                       $0.00
(D) Yield Supplement Deposit Amount                                                       $6,816.25
(E) Ending Yield Supplement Account Balance                                              $49,457.02
(F) Release Amount Due Seller                                                              2,935.71
(G) Ending Yield Supplement Account Balance to be Invested                                46,521.31


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VI(B)i-ii-iii)                           (60,078.49)
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                       83,725.45
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(              38,129.47
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                        105,674.47
(C) Cumulative Net Losses for all Periods (VI(A)+B(I))                                 7,624,777.53

(D) Delinquent and Repossessed Contracts
                                                           Contracts                          Amount

    (i)   31-60 Days Delinquent                                 538    2.30%           2,460,557.00
    (ii)  61-90 Days Delinquent                                 109    0.47%             493,014.00
    (iii) Over 90 Days Delinquent                                30    0.13%             123,355.00

    (iv)  Vehicles Repossessed During the Col                    11    0.04%              73,241.53
    (v)  Total Accumulated Repossessed and in                    26    0.10%             142,251.39

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                 -0.71%
    (ii)  Preceeding Collection Period                                                        -0.72%
    (iii) Current Collection Period                                                           -0.70%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                 -0.71%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                  0.58%
    (ii)  Preceeding Collection Period                                                         0.60%
    (iii) Current Collection Period                                                            0.71%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                  0.63%

(C) Loss and Delinquency Trigger Indicator                                  Trigger Was Not Hit










I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/s/ John Weisickle
John Weisickle, Vice President / Finance

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